Exhibit 10.5

AMENDMENT TO DEBENTURE OF FLOATING CHARGE

This amendment (the “Amendment”) to the Debenture of Floating Charge dated October 23, 2013, as amended, modified, restated, replaced or supplemented and as may be further amended, modified, restated, replaced or supplemented from time to time in accordance with its terms (the “Debenture”) is made as of June 13, 2016 by and among Inspire M.D Ltd, a limited liability company organised and existing under the laws of the State of Israel with its registered office at 4 Menorat Hamaor St., Tel Aviv, 6744831, Israel, company number 51-367943-1 (the “Pledgor”), and Hercules Capital, Inc., a Maryland corporation with its registered office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 (the “Lender”) and Hercules Capital, Inc., a Maryland corporation with its registered office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 in its capacity as administrative agent for itself and the Lenders under the Loan Agreement (in such capacity, the “Agent”). All terms capitalized and not otherwise defined hereunder shall have the meanings assigned to such terms under the Debenture.

WHEREAS, the Lender, the Pledgor and the its parent company InspireMD, Inc. have entered into that certain loan arrangement dated as of October 23, 2013, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 23, 2013, (hereinafter, as may be amended, restated, replaced or supplemented from time to time in accordance with its terms, and together with the Loan Documents (as defined thereunder), collectively, the “Loan Agreement”) and in connection with that Loan Agreement, the Pledgor and the Lender wish to amend the provisions of the Debenture as set forth herein.

NOW THEREFORE, the Parties agree as follows:

1.	Description of Change in Terms:

A.	The first paragraph of the preamble shall be replaced in its entirety with the following:

“WHEREAS, the undersigned, Inspire M.D Ltd, a limited liability company organised and existing under the laws of the State of Israel with its registered office at 4 Menorat Hamaor St., Tel Aviv, 6744831, Israel (hereinafter: the “Pledgor”), intends to receive, jointly and severally with its parent company, InspireMD, Inc. (hereinafter: the “Parent”) from several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, the “Lender”), including Hercules Capital, Inc., a Maryland corporation with its registered office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 in its capacity as administrative agent for itself and the Lenders (in such capacity, the “Agent”), a loan or loans, for such purpose and on such conditions as specified in the provisions of that certain Loan and Security Agreement entered into between and among the Lenders, the Pledgor and the Parent on October 23rd, 2013, as amended from time to time (hereinafter, as may be amended, restated, replaced or supplemented from time to time in accordance with its terms, and together with the Loan Documents (as defined thereunder), collectively, the “Loan Agreement”);”

B.	The first paragraph of Section 2 of the Debenture shall be replaced in its entirety with the following:

“As collateral security for the full and punctual payment of all of the Secured Sums (whether at stated maturity, acceleration or otherwise), and without derogating from any other security, the Pledgor hereby absolutely and unconditionally charges in favour of the Lender and its successors by way of a first ranking floating charge all of the Pledgor's property, assets and rights, now or at any time belonging to or acquired by the Pledgor and the profits and benefits derived therefrom, including without derogating from the generality of the aforementioned, the property, assets and rights set forth below, but excluding in all cases Permitted Liens as long as they exist (as such term is defined in the Loan Agreement) (hereinafter together, the “Assets Subject to a Floating Charge”):”

C.	The following shall be added as Section 35 of the Debenture:

"         AGENCY

35.           Lenders hereby irrevocably appoints Hercules Capital, Inc. to act on their behalf as the administrative agent for itself and the Lenders (in such capacity, the “Agent”) hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is hereby noted that all rights granted herein to the Lender shall be deemed as granted to the Agent for the ratable benefit of the Lenders.”

2.	The above mentioned Appendix shall be attached hereto as integral part hereof and as integral part of the Debenture.

3.	Except as specifically set forth herein, none of the terms of the Debenture shall be in any way modified by this Amendment, and all such terms and conditions shall remain in full force and effect.

4.	This Addendum is made in accordance with Section 31 of the Debenture, and constitutes (together with any appendix attached hereof) an integral part thereof.

-signature page follows-

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed on the date first above written.

/s/ Ben Bang
HERCULES CAPITAL, INC. [also in its capacity as Agent]
By:	Ben Bang
Title:	Associate General Counsel

/s/ Craig Shore
INSPIRE M.D LTD
By:	Craig Shore
Title:	CFO